Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

Gulf Stream Asset Management, LLC

Unaudited Consolidated Statement of Financial Condition of Gulf Stream as of June 30, 2011, and Consolidated Statement of Income, Changes in Equity and Cash Flows for the six months ended June 30, 2011 and 2010	F-21

GULF STREAM ASSET MANAGEMENT LLC

Consolidated Statement of Financial Condition (Unaudited)

(dollars in thousands)

	June 30,	December 31,
	2011	2010
Assets:
Cash	$501	$482
Furniture, equipment and leasehold improvements, net	97	126
Asset management fees receivable	383	498
Other assets	95	76
Assets held in Consolidated Funds:
Restricted cash	100,288	104,240
Investments, at fair value	2,267,906	2,214,441
Accrued interest on loans	6,864	6,903
Due from brokers	5,357	12,128

Total assets	$2,381,491	$2,338,894

Liabilities and Shareholders’ Equity
Liabilities:
Compensation payable	$1,228	$2,220
Accounts payable and other accrued expenses	102	34
Loan payable	900	1,500
Interest payable	164	2
Guaranteed amount payable to former member	—	120
Amount payable to retired member	—	7,471
Subordinated Note	6,555	—
Liabilities of Consolidated Funds:
Due to note holders, at fair value	2,107,705	2,016,269
Accrued interest on notes	2,151	2,250
Accounts payable and other accrued expenses	444	490
Due to brokers	74,845	49,927

Total liabilities	$2,194,094	$2,080,283

Commitments and Contingencies: (Note 9)
Equity:
Gulf Stream Asset Management – Members’ Equity (Deficit)
Members capital contributions (distributions)	$(13,899)	$(13,899)
Accumulated earnings	7,508	5,242
Total members’ equity (deficit)	(6,391)	(8,657)
Equity attributable to Consolidated Funds	193,788	267,268
Total equity	187,397	258,611

Total liabilities and equity	$2,381,491	$2,338,894

See accompanying notes to consolidated financial statements.

GULF STREAM ASSET MANAGEMENT LLC

Consolidated Statement of Income (Unaudited)

(dollars in thousands)

	Six Months Ended June 30,
	2011	2010
Revenues:
Asset management fees	$2,013	$2,590
Consolidated Funds:
Interest income	53,658	45,671
Interest expense	(45,583)	(22,038)

Net interest income of Consolidated Funds	8,075	23,633

Total net revenues	10,088	26,223

Expenses:
Compensation and benefits	3,876	4,639
General and administrative	872	888
Interest expense	395	94
Other operating expenses of Consolidated Funds	1,386	1,620

Total expenses	6,529	7,241

Other income (expense) and gain (loss)
Net loss on investments and due to note holders at fair value	(74,594)	(11,448)
Loss on accretion of imputed interest – amount payable to retired member	(127)	(319)
Gain on prepayment of guaranteed amounts payable to former members	—	653
Other income	—	42

Total other income (expense) and gain (loss)	(74,721)	(11,072)

Net Income	(71,162)	7,910
Less: Net income (loss) attributable to Consolidated Funds	(73,480)	831

Net Income Attributable to Members	$2,318	$7,079

See accompanying notes to consolidated financial statements.

GULF STREAM ASSET MANAGEMENT LLC

Consolidated Statement of Changes in Equity (Unaudited)

(dollars in thousands)

	Gulf Stream Asset Management LLC Members
	Members’ Capital Contributions (Distributions)	Accumulated Earnings (Deficit)	Equity Attributable to Consolidated Funds	Total Equity (Deficit)
Equity (Deficit) at December 31, 2009	$(5,064)	$(2,092)	$—	$(7,156)
Transition adjustment relating to consoli-dation of Consolidated Funds	—	—	264,819	264,819
Net income attributable to Consolidated Funds	—	—	831	831
Net income attributable to members	—	7,079	—	7,079
Redemption of retired member	(8,835)	—	—	(8,835)
Distributions to members	—	(795)	—	(795)

Equity (Deficit) at June 30, 2010	$(13,899)	$4,192	$265,650	$255,943

Equity (Deficit) at December 31, 2010	$(13,899)	$5,242	$267,268	$258,611
Net income (loss) attributable to Consolidated Funds	—	—	(73,480)	(73,480)
Net income attributable to members	—	2,318	—	2,318
Distributions to members	—	(52)	—	(52)

Equity (Deficit) at June 30, 2011	$(13,899)	$7,508	$193,788	$187,397

See accompanying notes to consolidated financial statements.

GULF STREAM ASSET MANAGEMENT LLC

Consolidated Statement of Cash Flows (Unaudited)

(dollars in thousands)

	Six Months Ended June 30,
	2011	2010
Cash Flows from Operating Activities
Net Income (Loss)	$(71,162)	$7,910
Adjustments to reconcile Net (Loss) Income to Net Cash from Operating Activities
Depreciation	29	29
Accretion of imputed interest on amount payable to retired member	127	319
Cash flow due to changes in operating assets and liabilities
Asset management fees receivable	115	(385)
Other assets	(19)	119
Compensation payable	(992)	(1,858)
Accounts payable and accrued expenses	68	(49)
Interest payable	162	(50)
Consolidated Funds:
Net (gain) / loss on investments	(16,842)	(16,424)
Unrealized loss on due to note holders	91,436	27,871
Purchases of investments	(869,899)	(645,031)
Sales of investments and repayments	846,896	580,065
Net decrease in restricted cash	3,952	24,743
Change in accrued interest on loans and due from brokers	(6,810)	13,535
Change in accrued interest on notes, due to brokers,accounts payable and other accrued expenses	24,773	12,409

Net Cash provided by Operating Activities	1,834	3,203

Cash Flows from Financing Activities
Principal repayments on loan	(600)	(600)
Payment of guaranteed amounts payable to former members	(120)	(2,590)
Distributions to members	(52)	(795)
Payments to retired member	(7,598)	(251)
Issuance of Subordinated Note	7,150	—
Principal repayment on Subordinated Note	(595)	—
Consolidated Funds:
Proceeds from revolving note holders	—	2,000

Net Cash used in Financing Activities	(1,815)	(2,236)

Net Increase in Cash	19	967
Cash – Beginning of Period	482	1,467

Cash – End of Period	$501	$2,434

Supplemental Disclosure of Cash Flow Information:
Interest paid	$233	$144
Interest paid by Consolidated Funds	45,485	20,783
Assets and Liabilities of Consolidated Funds transferred as of January 1, 2010:
Investments at fair value	—	2,058,410
Restricted cash	—	85,249
Other assets	—	22,141
Due to note holders at fair value	—	1,876,470
Other liabilities	—	24,511

See accompanying notes to consolidated financial statements.

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

(1)	BUSINESS, ORGANIZATION AND OPERATIONS

Gulf Stream Asset Management LLC (“Gulf Stream”) was formed as a limited liability company under the laws of the state of North Carolina on March 5, 2002. Gulf Stream provides asset management services for collateralized loan obligations (“CLOs”), which includes providing management of the underlying collateral of CLOs pursuant to asset management agreements. As of June 30, 2011, Gulf Stream provided collateral management services to ten CLOs with assets with an aggregate par value of approximately $3.1 billion.

In February 2009, Gulf Stream became a registered investment adviser with the Securities and Exchange Commission under the Investment Advisors Act of 1940.

Although Gulf Stream does not have any economic interest in the CLOs other than its asset management fees and related asset management fee receivables, the consolidated financial statements include the accounts of six CLOs that are deemed variable interest entities (“VIEs”) for which Gulf Stream is deemed to be the primary beneficiary (with such CLOs being referred to as the “Consolidated Funds”). Gulf Stream and the Consolidated Funds are collectively referred to as the “Company”. See Note 2, “Summary of Significant Accounting Policies – Principles of Consolidation and Variable Interest Entities”.

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – These unaudited consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are prepared on a basis consistent with the Company’s audited annual consolidated financial statements for the year ended December 31, 2010. These consolidated interim financial statements should be read in conjunction with the Company’s 2010 annual consolidated financial statements. Management believes that it has made the necessary adjustments so that these consolidated interim financial statements are presented fairly. Results of any interim period are not necessarily indicative of the entire year. The Company adopted the FASB Accounting Standards Codification (“ASC”) as the source of authoritative accounting principles in the preparation of the consolidated financial statements in conformity with GAAP effective for financial statements issued for interim and annual periods ending after September 15, 2009. The ASC is an aggregation of previously issued authoritative GAAP guidance organized by subject area in one comprehensive set. Subsequent revisions to GAAP will be incorporated into the ASC through Accounting Standards Updates (ASU).

Principles of Consolidation – The consolidated financial statements include the financial statements of Gulf Stream and the Consolidated Funds, which are VIEs for which Gulf Stream is deemed the primary beneficiary. Effective January 1, 2010, Gulf Stream consolidated six of the ten CLOs to which it provides asset management services. All intercompany balances and transactions, including asset management fees earned by Gulf Stream from the Consolidated Funds, and the related asset management receivables, have been eliminated upon consolidation.

Variable Interest Entities – The consolidated financial statements reflect the Company’s adoption of ASC Topic 810, Consolidation (“ASC Topic 810”) effective January 1, 2010. ASC Topic 810 modified the previous analysis required to determine whether an enterprise’s variable interest(s) give it a controlling financial interest in entities that are VIEs. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both the power to direct the activities that most significantly impact the VIE’s economic performance and an obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The Company is required to consolidate the VIE if it is determined to be the primary beneficiary.

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

Gulf Stream’s current involvement with VIEs is as the asset manager for the CLOs. Gulf Stream performed an analysis to determine whether it is the primary beneficiary under ASC Topic 810. The analysis indicated that in its role as asset manager, Gulf Stream has the power to direct the activities that most significantly impact the economic performance of each CLO. Although, Gulf Stream does not own any of the residual or equity tranches of the CLOs, the analysis indicates that for the Consolidated Funds, Gulf Stream’s variable interests in the CLOs (the senior, subordinated and incentive fees) could receive benefits in the CLOs that could potentially be significant to the VIE. As a result, for these CLOs, the analysis concluded that Gulf Stream is the primary beneficiary of such CLOs, and such Consolidated Funds are required to be consolidated in the Company’s consolidated financial statements.

Although the Consolidated Funds are consolidated as of June 30, 2011, the assets of such CLOs are not available to Gulf Stream for its general operations or in satisfaction of its debt obligations. Gulf Stream does not have any rights to or ownership of these assets. The assets of the CLOs are restricted solely to satisfy the liabilities and obligations of the CLOs. All of the assets of each CLO are held in custody by the custodian and trustee for the respective CLO fund. Similarly, Gulf Stream does not have any duty to settle the liabilities and obligations of any of the CLOs it manages, and has no contractual duty to fund or provide any financial support to any such CLO.

The assets and liabilities of the Consolidated Funds are reflected on the consolidated statement of financial condition as “Assets held in” and “Liabilities of” the Consolidated Funds, respectively, and the difference between the fair value of the assets and liabilities of the Consolidated Funds is reflected as “Equity attributable to Consolidated Funds”. With respect to the Consolidated Funds, management fees and management fees receivable were eliminated in consolidation. The net change in the fair value of the Consolidated Funds’ assets and liabilities has been reflected in the determination of net income (loss) attributable to the Consolidated Funds in the consolidated statement of income, and as an adjustment to equity attributable to Consolidated Funds in the Company’s consolidated statement of changes in equity.

As of June 30, 2011, the Company’s consolidated statement of financial condition includes the consolidation of the Consolidated Funds’ assets of $2.380 billion, liabilities of $2.185 billion (net of asset management fees payable to Gulf Stream of $1.481 million that were eliminated in consolidation), and equity attributable to Consolidated Funds of $0.194 billion. As of December 31, 2010, the Company’s consolidated statement of financial condition includes the consolidation of the Consolidated Funds’ assets of $2.338 billion, liabilities of $2.069 billion (net of asset management fees payable to Gulf Stream of $1.508 million that were eliminated in consolidation), and equity attributable to Consolidated Funds of $0.267 billion.

Unconsolidated Funds – As of June 30, 2011 and December 31, 2010, Gulf Stream had variable interests in four additional CLOs that were not consolidated since Gulf Stream was not the primary beneficiary of those VIEs (the “Unconsolidated Funds”). Gulf Stream’s maximum exposure to loss associated with the Unconsolidated Funds was limited to asset management fee receivables from the Unconsolidated Funds totaling $0.383 million as of June 30, 2011, and $0.498 million as of December 31, 2010.

Fair Value Measurements and Presentation – GAAP establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring financial instruments at fair value. Market price observability is affected by a number of factors, including the type of financial instrument, the characteristics specific to the financial instrument and the state of the marketplace, including the existence

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

and transparency of transactions between market participants. Financial instruments with readily available quoted prices in active markets generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

The Company has elected the fair value option for the assets and liabilities of the Consolidated Funds upon the adoption of ASC Topic 810. The reason for fair value option election was to create operational and financial reporting efficiencies with respect of the Consolidated Funds. Such election is irrevocable and is applied to financial instruments on an individual basis at initial recognition. The fair value of the investments and amounts due note holders (including the Residual Tranches – see Note 3, “CLOs and the Consolidated Funds”) of the Consolidated Funds are generally determined on the basis of prices between market participants provided by reputable dealers or pricing services. In some cases the Company may use internally developed models.

A description of the fair value hierarchy as well as its application to the Company’s portfolios can be found in Note 4, “Fair Value Measurements”.

Cash – Cash represents cash on hand and cash held in banks.

Restricted Cash in Consolidated Funds – Restricted cash in Consolidated Funds represents cash and cash equivalents held by the respective Consolidated Fund for reinvestment and payment of interest and, if applicable, principal, to note holders.

Due to/from Brokers – The investment activity of the Consolidated Funds is recorded on a trade date basis. Unsettled trades at the end of the period will create receivables/payables to the counterparties which have been recorded as due from brokers or due to brokers on the Company’s consolidated statement of financial condition.

Asset Management Fees – Gulf Stream earns asset management fees for services provided under asset management agreements. The agreements specify that Gulf Stream is eligible to earn a senior base management fee, a subordinated management fee and a contingent (incentive) management fee. Both the subordinated management fees and the contingent management fees are contingent upon the economic performance of the respective CLO transactions. Accordingly, Gulf Stream may not earn subordinated or contingent management fees should the underlying collateral in the CLO transactions deteriorate in performance. In accordance with ASC Topic 605 – Revenue Recognition, Gulf Stream’s policy with respect to recognition of asset management fees is that such fees are recognized only when all performance contingencies have been met.

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

For the six months ended June 30, 2011, Gulf Stream recognized aggregate asset management fees of $7.588 million, including $5.575 million of asset management fees relating to the Consolidated Funds and $2.013 million of asset management fees relating to the Unconsolidated Funds. Included in the aggregate asset management fees are $0.337 million of subordinated asset management fees that relate to prior periods that were not earned until the six months ended June 30, 2011 (all relating to the Unconsolidated Funds). For the six months ended June 30, 2010, Gulf Stream recognized aggregate asset management fees of $12.325 million, including $9.735 million of asset management fees relating to the Consolidated Funds and $2.590 million of asset management fees relating to the Unconsolidated Funds. Included in the aggregate asset management fees are $4.191 million of subordinated asset management fees that relate to prior periods that were not earned until the six months ended June 30, 2010 ($3.665 million relating the Consolidated Funds and $0.526 million relating to the Unconsolidated Funds).

The asset management fees (and related receivables/payables) relating to the Consolidated Funds have been eliminated in consolidation.

Net Interest Income of Consolidated Funds – Net interest income of Consolidated Funds includes interest income from the assets of the Consolidated Funds less interest expense on the notes issued by the Consolidated Funds, including the Residual Tranches (See Note 3, “CLOs and the Consolidated Funds – The Consolidated Funds”).

Income Taxes - Gulf Stream – Gulf Stream is treated as a partnership subject to the provisions of Chapter 1, Subchapter K of the Internal Revenue Code of 1986, as amended. Generally, partnerships are not subject to entity-level federal or state income taxation and, as such, Gulf Stream is not required to provide for income taxes. Gulf Stream’s taxable income primarily becomes taxable to its respective members due to the treatment of Gulf Stream as a nontaxable flow-through partnership entity for federal income tax purposes.

Income Taxes – Consolidated Funds - The Consolidated Funds are foreign entities that are exempt from entity level U.S. federal and state income taxes. Income taxes, if any, are the responsibility of the holders of the respective entity’s Residual Tranche. Consequently, the Company’s consolidated statements of income do not include a provision for income tax expense (benefit) related to the net income of the Consolidated Funds.

Use of Estimates - The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are primarily for valuation of investments and of the liabilities for the Consolidated Funds, and with respect to Gulf Stream, for the estimated obligations of Gulf Stream relating to the Redemption Agreement (See Note 6, “Borrowings and Amounts Owed to Former Members”), and the Deferred Subordinated Fee Plan (See Note 7, “Deferred Subordinated Fee Compensation Plan”). Although these estimates are based upon best available information, actual results could be materially different from these estimates.

(3)	CLOs AND THE CONSOLIDATED FUNDS

Collateralized Loan Obligations - The term CLO generally refers to a special purpose vehicle that owns a diversified portfolio of loan investments and issues various tranches of debt and equity securities to finance the initial purchase of those investments. The investments purchased by a CLO are governed by extensive investment guidelines, including limits on the CLO’s exposure to any single industry or issuer and limits on the ratings of the CLO’s assets.

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

In order to finance the acquisition of its portfolio, CLOs typically issue multiple classes of notes with varying ratings and levels of credit support primarily provided through subordination of subordinated classes. The notes receive payments of interest at defined rates (generally at a specified spread to LIBOR) and principal pursuant to the provisions of the applicable indenture, including the waterfall for payments of interest and principal received from the CLO’s investments. The most senior class of notes, generally rated AAA/Aaa, typically represent the majority of the total liabilities issued by the CLO. This senior tranche of notes is issued with an interest rate at a specified spread over LIBOR and generally has the first claim on the earnings and principal of the CLO’s assets after payment of certain fees and expenses. The mezzanine tranches of rated notes generally have ratings ranging from AA/Aa to BB/Ba and also are typically issued at a specified spread over LIBOR with higher spreads paid on the tranches with lower ratings. Each tranche is typically entitled to payments of interest and principal after payments are made on the more senior tranche(s) of notes. The most junior notes are generally issued in either the form of preference shares or subordinated notes and are commonly referred to as the CLO’s “equity” tranche (the “Residual Tranche(s)”). The Residual Tranches are not issued with a specified interest rate, but are entitled to receive any residual cash flow from the CLO’s investments after all other classes of liabilities are paid interest and principal pursuant to the applicable waterfalls.

CLOs generally appoint an asset manager to manage their investments. In exchange for their services, CLO managers typically receive three types of fees: senior management fees, subordinated fees and performance or incentive/contingent fees. CLOs also generally appoint a trustee and collateral administrator, who is responsible for holding the CLO’s investments, collecting investment income and distributing that income in accordance with the waterfall. U.S. Bank National Association, a national banking association, acts as trustee and collateral administrator for all of the CLOs for which Gulf Stream acts as asset manager.

Under the provisions of the asset management agreements with the CLOs for which it is the asset manager, Gulf Stream can be removed as the asset manager at any time at the direction of the holders of at least 66-2/3% of each class of notes (or in certain cases only the senior most class) outstanding and at least 66-2/3% of the Residual Tranches, voting separately by class. In addition, Gulf Stream can be removed as the collateral manager for the CLOs for “cause” as defined in the respective collateral management agreement, which generally includes uncured material violations or breaches of contract by Gulf Stream, certain events of bankruptcy or insolvency of Gulf Stream, or the occurrence of a “Key Person Event” as defined in the respective asset management agreement.

The Consolidated Funds – The Company’s consolidated financial statements include the financial results of the six CLOs that are the Consolidated Funds. Gulf Stream does not own any of the Residual Tranches in the Consolidated Funds. Although 100% of the assets, liabilities and equity of the Consolidated Funds have been consolidated, Gulf Stream’s maximum exposure to loss related to the Consolidated Funds is limited to asset management fee receivables from the six CLOs equal to $1.481 million at June 30, 2011, and $1.508 million at December 31, 2010, which were eliminated in consolidation.

For the six months ended June 30, 2011, the net loss of $73.480 million recorded in our consolidated statement of income attributable to the Consolidated Funds was not indicative of the net cash flow distributions that Gulf Stream received from the Consolidated Funds in the form of asset management fees. During the six months ended June 30, 2011, Gulf Stream earned asset management fees of $5.575 million from the Consolidated Funds, which were eliminated in consolidation. For the six months ended June 30, 2010, the net income of

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

$0.831 million recorded in our consolidated statement of income attributable to the Consolidated Funds was not indicative of the net cash flow distributions that Gulf Stream received from the Consolidated Funds in the form of asset management fees. During the six months ended June 30, 2010, Gulf Stream earned asset management fees of $9.735 million from the Consolidated Funds, which were eliminated in consolidation.

The assets of each of the Consolidated Funds are held solely as collateral to satisfy the obligations of the respective CLOs. The assets of one CLO are not available to satisfy the obligations of another CLO. Gulf Stream has no right to the benefits from, nor does it bear the risks associated with, the assets held by each CLO beyond the asset management fees generated from the Consolidated Fund. Similarly, the liabilities of the Consolidated Funds are not Gulf Stream’s liabilities and the investors in the Consolidated Funds have no recourse to Gulf Stream.

Gulf Stream has elected the fair value option for all investments and amount due note holders (including Residual Tranches) of the Consolidated Funds. Since the Residual Tranches of the Consolidated Funds have stated maturities, they are recorded as liabilities in the Company’s consolidated statement of financial condition. In cases where the Residual Tranche is in the form of preference shares, such preference shares are also recorded as liabilities in the Company’s consolidated statement of financial condition since redemption is required upon liquidation or termination of the CLO and not upon liquidation or termination of Gulf Stream.

(4)	FAIR VALUE MEASUREMENTS

FASB Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”), establishes a single definition for fair value and a framework for measuring fair value. A fair value measurement represents the price at which a transaction would occur between market participants at the measurement date.

In accordance with ASC Topic 820, the Company has categorized its financial instruments, based upon the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level I) and the lowest priority to unobservable inputs (Level III). If the inputs used to measure the financial instruments fall within different levels of hierarchy, the categorization is based upon the lowest level input that is significant to the fair value measurement of the instrument.

The categorization is as follows:

Level I – Quoted prices are available in active markets for identical investments as of the reporting date. Examples include listed equities.

Level II – pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Investments which are generally included in this category include corporate bonds and loans that are considered by management to be liquid. These investments exhibit higher levels of liquid market observability as compared to Level III investment.

Level III – Pricing inputs are unobservable for the investment and includes situations where there is limited, if any, active market activity for the investment, or in the case of loans, are deemed by management to be less liquid than Level II loans. This category also includes less liquid and restricted equity securities and certain investments in tranches of CLOs which are not considered to be liquid. The inputs into determination of fair value require significant management judgment or estimation.

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

The following is a description of the valuation methodologies used for instruments measured at fair value, including the general classification of such instruments pursuant to the valuation hierarchy described above based on their classification in the consolidated statement of financial condition. Management has maintained a consistent application of its valuation policy and process. From time to time, management may make adjustments to the valuation methodologies described below under certain market conditions. Management maintains a consistent policy and process for identifying when and how such adjustments should be made. To the extent that a significant fair value adjustment is made by management, the valuation classification would generally be considered Level III within the fair value hierarchy.

In cases where an investment or financial instrument is measured and reported at fair value is transferred into or out of Level III of the fair value hierarchy, the Company accounts for the transfer at the beginning of the reporting period.

Investments of the Consolidated Funds

Investments of the Consolidated Funds held at fair value primarily consists of loans and corporate bonds and are generally priced at a composite of bid dealer quotes or based on the composite price of a different tranche of the same security if dealer quotes are unavailable for the specific tranche owned. As of June 30, 2011, December 31, 2010 and June 30, 2010, the Company classified investments of the Consolidated Funds priced in this manner as Level II within the fair value hierarchy if three or more quotes were available. Where an insufficient number of such quotes are available, investments priced in this manner are classified as Level III within the fair value hierarchy.

As the result of the diversification (by industry and individual credits) of the portfolios of each of the Consolidated Funds, the Company believes that there are no significant concentrations of credit risk within the investment portfolios of the Consolidated Funds.

Due to Note Holders of the Consolidated Funds

Due to note holders of the Consolidated Funds includes both the senior note and Residual Tranches of the CLO’s capital structure. The fair value for the liabilities issued by the Consolidated Funds is generally determined based upon quotes from dealers that trade such securities. Liabilities issued by the Consolidated Funds valued in this manner are classified as Level III within the fair value hierarchy due to the limited observable market inputs for such securities. If any of the liabilities of the Consolidated Funds are not able to be priced in this manner, the liability is valued internally using internally developed models that utilize composite or other comparable market data that management believes would be used by market participants, and may include unobservable market inputs. Liabilities of the Consolidated Funds valued in this manner are also classified as Level III within the fair value hierarchy.

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

Summary of Fair Values for Consolidated Funds

As noted earlier, effective with the consolidation of the Consolidated Funds, the Company elected to adopt the fair value option for its financial instruments, including loans, corporate bonds, CLO securities and equities, and also for the amounts due to note holders of the Consolidated Funds (including the Residual Tranches).

The following table summarizes the financial instruments for which the fair value option has been elected as June 30, 2011 and December 31, 2010 (dollars in thousands).

	Fair Value Measurement as of
	June 30, 2011	December 31, 2010
Assets held in Consolidated Funds:
Corporate Loans	$2,141,517	$2,116,808
Corporate bonds & CLOs	120,872	92,844
Other	5,517	4,789

Total investments, at fair value	$2,267,906	$2,214,441

Related information:
Aggregate principal amount of loans, corporate bonds and CLOs	$2,323,108	$2,284,033
Aggregate principal amount in excess of fair value	60,719	74,382
Aggregate principal amount of loans more than 90 days past due and non-accrual loans	9,334	24,141
Aggregate fair value of loans more than 90 days past due and non-accrual loans	3,149	18,131
Aggregate principal amount of loans more than 90 days past due and non-accrual loans in excess of fair value for such loans	6,185	6,010
Liabilities of Consolidated Funds:
Due to note holders, at fair value (1)	$2,107,705	$2,016,269

Related information:
Aggregate principal amount of notes	$2,354,492	$2,354,492

(1)	The notes mature between 2019 and 2021. The senior and mezzanine classes of notes (see Note 3 – “CLOs and the Consolidated Funds – Collateralized Loan Obligations”) bear interest rates at spreads over the applicable LIBOR rate for such period. The Residual Tranches are not issued with a specified interest rate, but are entitled to receive any residual cash flow from the CLO’s investments after all other classes of liabilities are paid interest and principal pursuant to the applicable waterfalls.

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

The following tables present the Consolidated Funds’ financial instruments carried at fair value on a recurring basis, by caption by level within the ASC Topic 820 valuation fair value hierarchy as of June 30, 2011 and December 31, 2010 (dollars in thousands):

	Fair Value Measurement as of June 30, 2011
	Level I	Level II	Level III	Total
Investments:
Loans	$—	$1,654,953	$486,564	$2,141,517
Corporate bonds & CLOs	—	88,173	32,699	120,872
Other	1,866	—	3,651	5,517

Total investments	$1,866	$1,743,126	$522,914	$2,267,906

Liabilities:

Due to note holders	$—	$—	$2,107,705	$2,107,705

	Fair Value Measurement as of December 31, 2010
	Level I	Level II	Level III	Total
Investments:
Loans	$—	$1,524,254	$592,554	$2,116,808
Corporate bonds & CLOs	—	70,905	21,939	92,844
Other	2,077	2,025	687	4,789

Total investments	$2,077	$1,597,184	$615,180	$2,214,441

Liabilities:

Due to note holders	$—	$—	$2,016,269	$2,016,269

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

Change in Level III recurring fair value measurements

The following table includes a roll forward of the statement of financial condition amounts for the six months ended June 30, 2011 (including the change in fair value) for investments classified within Level III of the valuation hierarchy for the Consolidated Funds (dollars in thousands):

	Bank Loans	Corporate Debt & CLOs	Other	Total
Balance as of January 1, 2011	$592,554	$21,939	$687	$615,180
Purchases (1)	210,952	8,690	—	219,642
Sales (2)	(211,837)	—	—	211,837
Realized gain/loss and change in unrealized appreciation/depreciation (3)	4,880	2,070	939	7,889
Transfers into Level III (4)	53,096	—	2,025	55,121
Transfers out of Level III (5)	(163,081)	—	—	(163,081)

Balance as of June 30, 2011	$486,564	$32,699	$3,651	$522,914

Net change in unrealized appreciation/depreciation from investments still held for the six months ended June 30, 2011	$13,340	$3,154	$884	$17,378

(1)	Purchases include paid-in-kind interest and securities received from restructures.
(2)	Sales include principal redemptions and securities disposed from restructures.
(3)	Net realized and unrealized gains (losses) are reported within the net loss on investments and due to note holders in the Company’s consolidated statement of income.
(4)	Represents transfers of investments from Level II designation at January 1, 2011 to Level III designation at June 30, 2011. See above “Investments of the Consolidated Funds” for discussion of application of fair value hierarchy for the investments.
(5)	Represents transfers of investments from Level III designation at January 1, 2011 to Level II designation at June 30, 2011. See above “Investments of the Consolidated Funds” for discussion of application of fair value hierarchy for the investments.

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

The following table includes a roll forward of the statement of financial condition amounts for the six months ended June 30, 2010 (including the change in fair value) for investments classified within Level III of the valuation hierarchy for the Consolidated Funds (dollars in thousands):

	Bank Loans	Corporate Debt & CLOs	Other	Total
Balance as of January 1, 2010	$628,174	$16,108	$2,961	$647,243
Purchases (1)	232,577	1,023	—	233,600
Sales (2)	(172,535)	(20)	—	(172,555)
Realized gain/loss and change in unrealized appreciation/depreciation (3)	15,495	621	(582)	15,534
Transfers into Level III (4)	194,837	—	—	194,837
Transfers out of Level III (5)	(120,076)	—	(1,760)	(121,836)

Balance as of June 30, 2010	$778,472	$17,732	$619	$796,823

Net change in unrealized appreciation/depreciation from investments still held for the six months ended June 30, 2010	$7,867	$613	$300	$8,780

(1)	Purchases include paid-in-kind interest and securities received from restructures.
(2)	Sales include principal redemptions and securities disposed from restructures.
(3)	Net realized and unrealized gains (losses) are reported within the net loss on investments and due to note holders in the Company’s consolidated statement of income.
(4)	Represents transfers of investments from Level II designation at January 1, 2010 to Level III designation at June 30, 2010. See above “Investments of the Consolidated Funds” for discussion of application of fair value hierarchy for the investments.
(5)	Represents transfers of investments from Level II designation at January 1, 2010 to Level III designation at June 30, 2010. See above “Investments of the Consolidated Funds” for discussion of application of fair value hierarchy for the investments.

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

The following table includes a roll forward of the statement of financial condition amounts for the six months ended June 30, 2011 (including the change in fair value) for due to note holders classified within Level III of the valuation hierarchy for the Consolidated Funds (dollars in thousands):

Due to Note Holders of Consolidated Funds
Balance as of January 1, 2011	$2,016,269
Unrealized loss on due to note holders (1)	91,436
Proceeds from revolving note holders	—
Repayment of notes	—
Net transfers in and/or out of Level III	—

Balance as of June 30, 2011	$2,107,705

(1)	Unrealized loss is reported within the net gain (loss) on investments and due to note holders in the Company’s consolidated statement of income.

The following table includes a roll forward of the statement of financial condition amounts for the six months ended June 30, 2010 (including the change in fair value) for due to note holders classified within Level III of the valuation hierarchy for the Consolidated Funds (dollars in thousands):

Due to Note Holders of Consolidated Funds
Balance as of January 1, 2010	$1,876,470
Unrealized loss on due to note holders (1)	27,871
Proceeds from revolving note holders	2,000
Repayment of notes	—
Net transfers in and/or out of Level III	—

Balance as of June 30, 2010	$1,906,341

(1)	Unrealized loss is reported within the net gain (loss) on investments and due to note holders in the Company’s consolidated statement of income.

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

(5)	FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Furniture, equipment, and leasehold improvement at cost, consists of the following at June 30, 2011 (dollars in thousands):

Furniture and equipment	$230
Office equipment	16
Communication and computer equipment	155
Leasehold improvements	147

$548
Less accumulated depreciation	(451)

Furniture, equipment and leasehold improvements, net	$97

Fixed assets are capitalized and depreciated on a straight-line basis using estimated useful lives, which generally range from five to seven years. Leasehold improvements are amortized over the lesser of the estimated useful life of the improvement or the term of the lease.

Depreciation expense for furniture, equipment and leasehold improvements amounted to $0.029 million for each of the six month periods ending June 30, 2011 and June 30, 2010. Depreciation expense is included within general and administrative expenses in the Company’s consolidated statement of income.

(6)	BORROWINGS AND AMOUNTS PAYABLE TO FORMER MEMBERS

Loan Payable

As of June 30, 2011, loans payable was $0.900 million, which approximates fair value, representing the balance due to Lehman Commercial Paper Inc. (“LCPI”) pursuant to a loan agreement dated March 7, 2008 with LCPI, as amended (the “LCPI Loan”). The terms of the LCPI Loan provide for an interest rate of 3-month Eurodollar plus 6.0%, a maturity date of December 31, 2011, an amortization payment of $0.300 million on September 30, 2011, and $0.600 million due at maturity. Gulf Stream made principal payments of $0.600 million on the LCPI Loan during the six months ended June 30, 2011.

Guaranteed Amounts Payable to Former Member

As of December 31, 2010, Guaranteed Amount Payable to Former Member was $0.120 million. Such amount was fully paid in March 2011.

Amount Payable to Retired Member

In March 2010, Gulf Stream entered into a redemption agreement (the “Redemption Agreement”) with a former member (the “Retired Member”) pursuant to which Gulf Stream redeemed the Retired Member’s equity interest in Gulf Stream effective as of January 1, 2010. As consideration for such redemption, Gulf Stream agreed to make quarterly distributions to the Retired Member based upon a percentage of the asset management fees received by Gulf Stream from its 10 CLOs until such CLOs matured, with deduction for the Retired Member’s share of certain liabilities (such payments being the “Distribution Payments”).

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

Although there is no stated principal amount of the Distribution Payments, and the Distribution Payments are non-interest bearing, when the Redemption Agreement was executed in March 2010, Gulf Stream recognized the establishment of a liability for the present value of the amount payable to the Retired Member and a reduction in members’ capital contributions (distributions) for $8.835 million. The amount of the liability was based upon the present value of Gulf Stream’s estimated future payments to the Retired Member pursuant to the Redemption Agreement. During the six months ended June 30, 2010, a Distribution Payment of $0.251 million was paid to the Retired Member pursuant to the Redemption Agreement and $0.319 million was accounted for as interest accretion, resulting in an amount payable to the Retired Member of $8.903 million as of June 30, 2010. As of December 31, 2010, the amount payable to the Retired Member was $7.471 million.

Amendment to the Redemption Agreement

In February 2011, Gulf Stream and the Retired Member completed an Amendment to the Redemption Agreement (the “Amendment”) pursuant to which Gulf Stream paid the Retired Member an amount equal to $8.25 million less previously paid Distribution Payments relating to the 3rd and 4th quarters of 2010 – resulting in a net amount of $7.157 million (the “Accelerated Payment”) in exchange for terminating Gulf Stream’s obligations to make further Distribution Payments and any rights the Retired Member had pursuant to the Redemption Agreement. A Distribution Payment of $0.441 million was also paid to the Retired Member in February 2011, and $0.127 million was accounted for as interest accretion.

Subordinated Note

In February 2011 Gulf Stream issued a Subordinated Note to lenders that were all members of Gulf Stream or GSAM Class B LLC for $7.150 million in connection with the payment of the Accelerated Payment. The Subordinated Note is subordinated to the LCPI Loan and is senior to the members’ equity. The Subordinated Note requires quarterly principal amortization payments generally equal to 20% of the asset management fees from the CLOs managed by Gulf Stream less 50% of the principal payments scheduled to be made on the LCPI Loan. The maturity date of the Subordinated Note is October 31, 2013. The interest rate on the Subordinated Note is 15% per annum through the April 30, 2012 payment date, and will increase to 25% per annum thereafter. Gulf Stream made a principal payment of $0.595 million on the Subordinated Note during the six months ended June 30, 2011, leaving a balance of $6.555 million, which approximates fair value, as of June 30, 2011.

(7)	DEFERRED SUBORDINATED FEE COMPENSATION PLAN

As noted in Note 2 – “Summary of Significant Accounting Policies – Asset Management Fees”, in order for Gulf Stream to earn subordinated and contingent asset management fees it is necessary for the specific CLO to pass various performance contingency tests. In cases where the tests are not passed and subordinated fees are not earned, such amounts may be earned or received in future periods if the performance contingency tests are passed. Although these deferred fees may be earned and received by Gulf Stream and recognized as revenues in future periods when and if the related CLO transaction(s) that relate to such deferred fees meet their respective performance contingency tests, there is no assurance that Gulf Stream will earn or receive any of these deferred fees in future periods – as a result, these deferred fees have not been recognized as revenue and are not accounted for as asset management fee receivables as of either June 30, 2011 or December 31, 2010.

Deferred Subordinated Asset Management Fee Incentive Plan - Gulf Stream adopted the Deferred Subordinated Asset Management Fee Incentive Plan in September 2009 (the “Plan”). The Plan provides that

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

when certain unearned and deferred subordinated fees specifically identified as “Vintage Pools” are earned and received by Gulf Stream, amounts will be allocated between Gulf Stream’s employees and members. Pursuant to the Plan, if and when the subordinated fees are earned and received by Gulf Stream, individual employees will be paid 57% of these subordinated fees, up to a specified dollar amount. Each employee’s right to receive these payments is subject to vesting over a two-year period. Under the vesting provisions, an employee would forfeit a portion of amounts payable under the Plan if they terminate employment with Gulf Stream and subsequently provide services to one of Gulf Stream’s competitors.

Although the Company’s obligation to pay compensation under the Plan is contingent upon Gulf Stream recognizing the related subordinated fees, Gulf Stream recognized compensation expense for the Plan when the Plan was established in 2009 based upon the present value of estimated future compensation payments under the Plan, with the related liability being revalued on a periodic basis. As of December 31, 2009, Vintage Pools aggregating $7.142 million were identified for the Plan, and the liability for compensation payments pursuant to the Plan was estimated by management to be $3.646 million.

During the six months ended June 30, 2010, an additional Vintage Pool of $1.195 million was established. As of June 30, 2010, there was $3.384 million of remaining Vintage Pools under the Plan, and the present value of the remaining compensation payments pursuant to Plan was estimated by management to be $1.571 million. During the six months ended June 30, 2010, Gulf Stream recognized an incremental $0.748 million of compensation expense, which is included in compensation and benefits expenses in the consolidated statement of income. During the six months ended June 30, 2010, Gulf Stream paid $2.823 million in compensation out to Plan participants.

As of December 31, 2010, there was $2.406 million of remaining Vintage Pools under the Plan, and the present value of the remaining compensation payments pursuant to Plan was estimated by management to be $0.990 million. During the year ended December 31, 2010, Gulf Stream recognized an incremental $0.725 million of compensation expense, and paid $3.381 million in compensation out to Plan participants.

As of June 30, 2011, there was $2.148 million of remaining Vintage Pools under the Plan, and the present value of the remaining compensation payments pursuant to Plan was estimated by management to be $0.704 million. During the six months ended June 30, 2011, Gulf Stream recognized a reduction of related compensation expense of $0.139 million, which is included in compensation and benefits expenses in the consolidated statement of income. During the six months ended June 30, 2011, Gulf Stream paid $0.147 million in compensation out to Plan participants.

(8)	EMPLOYEE BENEFITS

Gulf Stream provides medical, short-term and long term disability, and life insurance benefits to each employee through employer sponsored policies obtained from third party insurers at a cost for these benefits of $0.072 million for the six months ended June 30, 2011, and $0.060 million for the six months ended June 30, 2011. In addition, for the six month periods ended June 30, 2011 and 2010, Gulf Stream expensed $0.102 million and $0.118 million, respectively, related to its 401(K) matching plan. Such amounts are included in compensation and benefits expenses in the consolidated statement of income.

GULF STREAM ASSET MANAGEMENT LLC

Notes to Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010, and

for the six months ended June 30, 2011 and 2010

(9)	COMMITMENTS AND CONTINGENCIES

Gulf Stream leases office space under an operating lease scheduled to expire on February 28, 2013. Gulf Stream has two successive options to renew the lease for a term of 5 years each at a fair market rental as of the date the renewal term is to commence. A summary of minimum future lease payments under this lease is as follows (dollars in thousands):

Year ending December 31:
2011	$255
2012	263
2013 (through February 28th)	44

Total	$562

For the six months ended June 30, 2011 and June 30, 2010, rent expense was $0.140 million and $0.126 million, respectively, which is included within general and administrative expenses in the consolidated statement of income.

(10)	EQUITY

Members’ Equity - Gulf Stream operates pursuant to its Fifth Amended and Restated Operating Agreement which is effective as of January 1, 2010 (the “Fifth Agreement”). Membership Interests of Gulf Stream are divided into two (2) classes: the Class A Membership Interests and the Class B Membership Interests. The Members have no liability for obligations of Gulf Stream beyond their investment in Gulf Stream. As of December 31, 2010, the Class A and Class B Membership Interests represented approximately 51.8% and 48.2%, respectively, of the aggregate membership interests. The Class A Members have the voting rights, including the ability to select members of Gulf Stream’s Board of Directors. The Class B Membership Interests are owned by Gulf Stream Asset Management Class B LLC (“GSAM Class B LLC”). The Class A and Class B Members (the “Members”) have equal rights to share in distributions made by Gulf Stream and allocations of Gulf Stream’s profits, losses, gains, deductions and credits. All salary and bonus payments to Class A and GSAM Class B LLC Members are classified as compensation and benefit expense on the Company’s consolidated statement of income. Certain of Gulf Stream’s senior management have employment contracts that provide for such individual to redeem their membership interest with Gulf Stream at a formulaic price (equal to 7 times EBITDA for Gulf Stream for the 3 years immediately preceding the year of termination) which would be paid over a three year period in the event of certain events that Gulf Stream believes are within its control. In addition, in the event of the death or disability of such individuals, either Gulf Stream or such individual may redeem such member’s interest based upon an agreed upon appraised valuation of such interest. Gulf Stream maintains life insurance on certain of such individuals to provide liquidity in such event.

Equity Attributable to Consolidated Funds - As noted in “Note 2 – Summary of Significant Accounting Policies – Variable Interest Entities”, effective January 1, 2010 Gulf Stream consolidated six CLOs and recorded a cumulative effect adjustment to equity attributable to Consolidated Funds on the Company’s consolidated statement of financial condition equal to the difference between the fair value of the Consolidated

Funds’ assets and the fair market value of their liabilities (including the “equity” class of such transactions). Such amounts are recorded as equity attributable to Consolidated Funds since the applicable CLO note holders, not Gulf Stream, will ultimately receive the benefits or absorb the losses associated with the applicable CLO’s assets and liabilities. Subsequent to adoption, the net change in the fair value of the Consolidated Funds’ assets and liabilities has been reflected in the determination of net income (loss) attributable to the Consolidated Funds and as an adjustment to equity attributable to Consolidated Funds.

(11)	SUBSEQUENT EVENTS

Sale of Gulf Stream to Apollo Global Management

On July 8, 2011 Apollo Global Management, LLC (NYSE:APO) and its subsidiaries announced that it has agreed to acquire Gulf Stream. The acquisition is subject to various closing conditions, and is expected to close during the 4th quarter of 2011.

Evaluation of Subsequent Events

Gulf Stream has evaluated the effects of subsequent events that have occurred subsequent to the period ended December 31, 2010 and through October 13, 2011, the date at which these consolidated financial statements were issued. The Company has determined that there have been no additional material events that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

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